Exhibit 99.1
News
12450 Fair Lakes Circle
Suite 800
Fairfax, VA 22033
www.gd-ais.com
June 4, 2009

General Dynamics Contact:	Axsys Technologies
Contact:
Lucy Ryan	Julie L. Oakes
Tel: 703 272 6010	Director of Investor
Relations
Cell: 703 216 7595	860-594-5751
Lucy.Ryan@gd-ais.com	Invest@axsys.com
General Dynamics Advanced Information Systems to Acquire Axsys Technologies, Inc.
Transaction will expand sensor, imaging and intelligence, surveillance and reconnaissance offerings to U.S. government
FAIRFAX, Va., and ROCKY HILL, Conn. – General Dynamics Advanced Information Systems, a business unit of General Dynamics (NYSE: GD), has entered into a definitive agreement to acquire Axsys Technologies, Inc., (NASDAQ: AXYS) for $54 per share of Axsys Technologies’ outstanding common stock. The cost of the transaction would be $643 million.
The proposed acquisition, which has been approved by the boards of directors of Axsys Technologies and General Dynamics, would be earnings-neutral in 2009 and accretive to General Dynamics’ earnings thereafter. The transaction is subject to normal regulatory approvals as well as approval by Axsys Technologies’ shareholders, and is expected to close during the third quarter of the year.
Axsys Technologies is a global leader in the design and manufacture of high-performance electro-optical and infrared (EO/IR) sensors and systems and multi-axis stabilized cameras. Its customers include U.S. military and homeland security agencies, systems integrators that support those customers, and commercial customers in high-performance markets such as aerial and perimeter surveillance applications in law enforcement, energy and broadcast and film production. Axsys Technologies’ sophisticated solutions are typically found in applications that demand the finest optical surfaces, highest accuracy and tightest motion-control tolerances, such as weapon systems, long-range surveillance cameras and highly precise imaging telescopes.
“Axsys Technologies delivers innovative, high-value products in a market segment that is strategic for General Dynamics Advanced Information Systems. Adding Axsys Technologies’ capabilities to our existing intelligence, surveillance and reconnaissance expertise will enable us to further strengthen our portfolio of
– more –

offerings and discriminators in the high-growth tactical ISR market,” said Lou Von Thaer, president of General Dynamics Advanced Information Systems.
“In addition, we look forward to maintaining and strengthening relationships with Axsys Technologies’ existing customers, expanding and diversifying the technical products that General Dynamics is able to offer and pursuing new markets through collaboration among the product experts at each company,” Von Thaer said.
Stephen W. Bershad, chairman of the board and chief executive officer of Axsys Technologies, said, “I am extremely proud of the organization that Axsys Technologies has become. Over the past several years we have successfully executed strategies aimed at making Axsys Technologies a premier supplier of optical solutions for surveillance, reconnaissance and targeting applications, and as part of General Dynamics we will be even better positioned to capitalize on the substantial opportunities in our markets.”
Axsys Technologies employs approximately 1,000 workers. It is based in Rocky Hill, Conn., and has facilities in Alabama, California, Michigan and New Hampshire. The company had a backlog of $162.1 million as of March 28, 2009, and anticipates 2009 sales of $280 million.
Axsys Technologies is a global leader in the design and development of high-performance surveillance cameras, imaging systems and related motion control technologies, serving the aerospace, defense, and high-performance commercial markets. For more information, visit www.Axsys.com.
General Dynamics Advanced Information Systems designs, develops, manufactures, integrates, operates and maintains mission systems for defense, space, intelligence, surveillance, reconnaissance, homeland security and homeland defense customers. Headquartered in Fairfax, Va., the company specializes in ground systems; imagery processing; mission payloads; space vehicles; maritime subsurface, surface and airborne mission systems; and tasking, collection, processing, exploitation and dissemination programs for national intelligence. More information is available online at www.gd-ais.com.
General Dynamics, headquartered in Falls Church, Va., employs approximately 92,900 people worldwide. The company is a market leader in business aviation; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and information systems and technologies. More information about General Dynamics is available online at www.gd.com.
– more –

Additional Information About the Transaction
This announcement is neither a solicitation of a proxy, an offer to purchase, nor a solicitation of an offer to sell, shares of Axsys Technologies. In connection with the proposed transaction, Axsys Technologies will file a proxy statement with the Securities and Exchange Commission (SEC). The definitive proxy materials will contain important information regarding the merger, including, among other things, the recommendation of Axsys Technologies’ board of directors with respect to the merger. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the proxy statement, as well as other filings containing information about Axsys Technologies, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by Axsys Technologies with the SEC can also be obtained, free of charge, by directing a request to Axsys Technologies, 175 Capital Boulevard, Suite 103, Rocky Hill, Connecticut 06067, Attention: Director of Investor Relations.
Participants in the Solicitation
The directors and executive officers of Axsys Technologies and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Axsys Technologies’ directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on February 17, 2009, and its Proxy Statement on Schedule 14A filed with the SEC on March 20, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.
Cautionary Statement Regarding Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of the words such as “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Actual results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors, including, without limitation: the ability to obtain regulatory approvals of the acquisition on the proposed terms and schedule; the failure of Axsys Technologies’ stockholders to approve the acquisition; the risk that the acquisition may not be completed in the time frame expected by the parties or at all. Additional information regarding factors that may affect future results are described in the companies’ filings with the Securities and Exchange Commission, including, without limitation, Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.
All forward-looking statements speak only as of the date they were made. The companies do not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of the press release.
# # #